                                     LEASE

--------------------------------------------------------------------------------

                                    Between

               COUNTY OF CHAUTAUQUA INDUSTRIAL DEVELOPMENT AGENCY
                              200 Harrison Street
                           Jamestown, New York 14701

                                   as Lessor

                                      and

                           SPECIAL METALS CORPORATION
                               Willowbrook Avenue
                            Dunkirk, New York 14048

                                   as Lessee

                          Dated as of November 1, 1990


            This instrument is intended to constitute a lease of the assets described on Exhibits A and B.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I      PRELIMINARY STATEMENT,
               REPRESENTATIONS AND FINDINGS .................................  1
     1.1   Preliminary Statement ............................................  1
     1.2   Definitions ......................................................  1
     1.3   Lessee Representations ...........................................  1
           (a)   Power ......................................................  1
           (b)   Authorization ..............................................  1
           (c)   Validity ...................................................  1
           (d)   Conflicts ..................................................  2
           (e)   Litigation .................................................  2
           (f)   Purpose ....................................................  2
           (g)   Compliance with Certain Laws ...............................  2
     1.4   Agency Representations ...........................................  2
           (a)   Power ......................................................  2
           (b)   Authority and Validity .....................................  2
           (c)   Project ....................................................  2
           (d)   Conflicts ..................................................  3
           (e)   Litigation .................................................  3
           (f)   SEQR Act ...................................................  3


ARTICLE II     ACQUISITION, CONSTRUCTION AND
               COMPLETION OF PROJECT ........................................  3
     2.1   Plans and Specifications .........................................  3
     2.2   Transfer .........................................................  3
     2.3   Construction and Installation ....................................  4
           (a)   Agent ......................................................  4
           (b)   Administration .............................................  4
           (c)   Performance ................................................  4
     2.4   Compliance with Laws .............................................  4
     2.5   Completion of Project ............................................  4

ARTICLE III    RENTAL PROVISIONS ............................................  5
     3.1   Lease ............................................................  5
     3.2   Lease Term .......................................................  5
     3.3   Rent .............................................................  5

ARTICLE IV     COVENANTS OF THE LESSEE ......................................  6
     4.1   Maintenance and Operation ........................................  6
     4.2   Installation of Additional Equipment .............................  6
     4.3   Taxes and Special Assessments ....................................  6
     4.4   Insurance ........................................................  7
     4.5   Corporate Existence ..............................................  8
     4.6   Right of Agency to Pay Lessee Obligations ........................  8


                                        i
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                                                                            Page
                                                                            ----

     4.7   Payment of Agency's Fee and Expenses .............................  8
     4.8   Indemnity Against Claims .........................................  8
     4.9   Limitation of Liability of the Agency ............................  9
     4.10  Discharge of Liens ...............................................  9
     4.11  Certificate of No Default ........................................  9
     4.12  Subordination ....................................................  9

ARTICLE V      DAMAGE TO AND STATUS OF PROJECT .............................. 10
     5.1   Damage, Destruction and Condemnation ............................. 10
     5.2   No Warranty by Agency ............................................ 10
     5.3   Inspection ....................................................... 10
     5.4   Information ...................................................... 10
     5.5   Identification of Equipment ...................................... 10
     5.6   Depreciation ..................................................... 10
     5.7   Restriction on Sale and Encumbrance of Project ................... 10
     5.8   No Assignment or Sublease ........................................ 11
     5.9   Merger of Agency ................................................. 11
     5.10  Waiver of Real Property Law Section 227 .......................... 11

ARTICLE VI     EVENTS OF DEFAULT AND REMENDIES .............................. 11
     6.1   Events of Default Defined ........................................ 11
     6.2   Remedy on Default ................................................ 13

     6.3   No Remedy Exclusive .............................................. 13
     6.4   Agreement to Pay Attorneys' Fees and Expenses .................... 13

ARTICLE VII    TERMINATION OF THIS LEASE; OPTION IN
               FAVOR OF THE LESSEE .......................................... 14
     7.1   Early Termination ................................................ 14
     7.2   Conditions to Early Termination .................................. 14
     7.3   Obligation to Purchase Facility .................................. 14
     7.4   Conveyance on Purchase ........................................... 14
     7.5   Expenses ......................................................... 15

ARTICLE VIII   MISCELLANEOUS ................................................ 15
     8.1   Notices .......................................................... 15
     8.2   Binding Effect ................................................... 15
     8.3   Severability ..................................................... 16
     8.4   Execution of Counterparts ........................................ 16
     8.5   Net Lease ........................................................ 16
     8.6   Applicable Law ................................................... 16
     8.7   Headings for Convenience Only .................................... 16

Exhibit A Land
Exhibit B Equipment
Exhibit C Definitions
Exhibit D Pilot Agreement
Exhibit E Litigation

            LEASE, dated as of November 1, 1990 between COUNTY OF CHAUTAUQUA INDUSTRIAL DEVELOPMENT AGENCY ("Agency") and SPECIAL METALS CORPORATION ("Lessee").

                                    ARTICLE I

               PRELIMINARY STATEMENT, REPRESENTATIONS AND FINDINGS

            1.1 Preliminary Statement. The Agency is a public benefit corporation of the State of New York and a body corporate and politic organized under the New York State Industrial Development Agency Act ("Enabling Act"). Under the Enabling Act, the Agency is authorized to enter into agreements providing for the lease of industrial development projects (including pollution control facilities) thereof to industrial occupants for a Public Purpose.

            The Lessee has asked the Agency to undertake the Project consisting of the acquisition and lease to the Lessee of the Land described on Exhibit A hereto and certain Improvements and other assets thereon, the construction of certain Improvements on the Land and the acquisition and installation of the Equipment described on Exhibit B hereto. The purposes of the Project are set forth in this Lease. The Agency has agreed preliminarily to undertake the Project in accordance with an inducement resolution passed by the Agency on the Inducement Date.


            The Agency and the Lessee intend that the Project will constitute a "project" for purposes of the Enabling Act.

            1.2 Definitions. Initially capitalized terms used in this Lease, including Section 1.1 hereof, shall have the meanings specified in Exhibit C hereto, which definitions are incorporated herein as if fully set forth in this
Section 1.2.

            1.3   Lessee Representations.  The Lessee represents that:

                  (a) Power. The Lessee is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized and has the power to enter into this Lease and perform its obligations hereunder.

                  (b) Authorization. The entry into and the fulfillment of and compliance with the provisions of this Lease have been duly authorized by all necessary action.

                  (c) Validity. This Lease constitutes the valid and legally binding obligation of the Lessee, enforceable in accordance with its terms, except as

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                                                                               2


enforcement may be limited by applicable bankruptcy, insolvency, moratorium or other laws affecting the enforcement of creditors' rights.

                  (d) Conflicts. Neither the entry into nor the fulfillment of and compliance with the provisions of this Lease will conflict with or result in a breach of or constitute a default under (i) any provision of law, (ii) any order of any court or other governmental agency, (iii) the certificate of incorporation or by-laws of the Lessee or (iv) any instrument by which the Lessee or its properties are bound.

                  (e) Litigation. Except as stated in Exhibit E, there is no litigation, proceeding or investigation before or by any court, public board or body, whether state, local or federal, pending or, to the knowledge of the Lessee, threatened against or affecting the Lessee, nor to the knowledge of the Lessee is there any basis therefor, wherein any unfavorable decision, ruling or finding would, in any way, materially adversely affect this Lease or the financial condition of the Lessee.

                  (f) Purpose. The leasing of the Project by the Agency has induced the Lessee to locate the Project in City of Dunkirk, County of Chautauqua, New York, will increase employment opportunities and promote the welfare of the inhabitants of City of Dunkirk, County of Chautauqua and will not result in the removal of any plant or facility of the Lessee from one area of the State to another or in the abandonment of a plant or facility of the Lessee within the State.


                  (g) Compliance with Certain Laws. The Project and operation thereof will conform with all applicable zoning, planning, building and environmental laws, ordinances, rules and regulations of governmental authorities having jurisdiction over the Project.

            1.4 Agency Representations. The Agency represents that:

                  (a) Power. The Agency is duly established and validly existing under the provisions of the Act and has the power to enter into this Lease and to perform its obligations hereunder. The Agency has complied with the provisions of the Act in all matters relating to this Lease.

                  (b) Authority and Validity. By proper action, the Agency has duly authorized the entry into and the fulfillment of and compliance with the provisions of this Lease, and this Lease constitutes the valid and legally binding obligation of the Agency, enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights.

                  (c) Project. Based upon the representation of the Lessee as to utilization of the Project, the Project is of a character included in the definition of "project" in the Enabling Act.

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                                                                               3


                  (d) Conflicts. Neither the entry into nor the fulfillment of and compliance with the provisions of this Lease will conflict with or result in a breach of or constitute a default under (i) any provision of the Act or any other law, (ii) any order of any court or other governmental agency, (iii) any corporate restriction or by-law of the Agency or (iv) any instrument or document by which the Agency or its properties are bound.

                  (e) Litigation. There is no litigation or governmental proceeding pending or, to the knowledge of the Agency, threatened to restrain or enjoin the entry into this Lease or in any manner questioning the proceedings or authority under which this Lease is authorized; the corporate existence of the Agency is not being contested; and the right of the Agency to acquire and hold the Project is not being contested.

                  (f) SEQR Act. By resolution adopted on September 25, 1990, the Agency determined that, based upon the review by the Agency of the materials submitted and the representations made by the Lessee relating to the Project, the Project would not have a "significant impact" or "significant effect" on the environment within the meaning of the SEQR Act.

                                   ARTICLE II

               ACQUISITION, CONSTRUCTION AND COMPLETION OF PROJECT

            2.1 Plans and Specifications. The Lessee agrees that, on behalf of the Agency, it will acquire, renovate, construct, equip and install the Project in accordance with the Plans and Specifications.

            2.2 Transfer.

                  (a) The Lessee hereby grants and conveys to the Agency good and marketable title in the Project. To evidence such grant, the Lessee will execute and deliver to the Agency a deed with respect to the Land and the Improvements, and upon the request of the Agency, one or more bills of sale or other instruments of conveyance. The Lessee shall, however, be entitled to physical possession and control of the Project and shall be liable at all times for all risk, loss and damage with respect to the Project.

                  (b) Title to the Project and all components thereof shall vest in the Agency immediately upon the Lessee's obtaining an interest therein. The Lessee shall execute, deliver and record or file all instruments necessary or appropriate to so vest title in the Agency and shall take all action necessary or appropriate to protect such title against claims of any third Persons.

            2.3 Construction and Installation.

                  (a) Agent. The Lessee, on behalf of the Agency, has awarded or will award various contracts with respect to the Project. The Agency appoints the Lessee its agent:

                  (i) to acquire, construct, renovate, equip and install the Project in accordance with the Plans and Specifications,

                  (ii) to execute contracts related to the Project on behalf of the Agency,

                  (iii) to pay all fees, costs and expenses incurred in connection with completing the Project, and

                  (iv) to ask, sue for, enforce, recover and receive all sums of money and other demands that may be due and owing to the Agency under such contracts related to the Project.

                  (b) Administration. The Lessee will have full responsibility for preparing, administering, amending and enforcing the contracts related to the Project and litigating or settling claims thereunder in the name of the Lessee or the Agency, and will be entitled to all warranties, guaranties and indemnities provided under such contracts and by law.

                  (c) Performance. The Lessee covenants and agrees that on behalf of the Agency it will acquire, construct and equip the Project on the Land in accordance with the Plans and Specifications.

            2.4 Compliance with Laws. The Lessee shall give or cause to be given all notices, secure all permits and licenses and comply or cause compliance with all laws, ordinances and municipal rules and regulations applying to or affecting the operation of the Project, and the Lessee will defend and save the Agency and its officers, members and agents harmless from all fines due to failure to comply therewith.

            2.5 Completion of Project. The Lessee agrees to complete the Project in accordance with the Plans and Specifications by the Completion Date and to pay any and all costs and expenses whatsoever incurred with respect to the Project. On the Completion Date, the Lessee shall furnish to the Agency a certificate certifying that the Project has been substantially completed and the final cost thereof, together with evidence of such cost.

                                   ARTICLE III

                                RENTAL PROVISIONS

            3.1 Lease. The Agency hereby leases the Project to the Lessee, and the Lessee hereby accepts the lease of the Project from the Agency, upon the terms and conditions of this Lease.

            3.2 Lease Term. This Lease shall run for a period of ten years commencing December 11, 1990 and shall expire on December 31, 2001.

                  (a) The Agency shall deliver to the Lessee sole and exclusive possession of the Project, subject to the provisions of this Lease, on the Closing Date.

                  (b) Except as provided in Sections 6.2 and 7.1 hereof, the leasehold estate created hereby shall terminate at 12:00 a.m. on December 31, 2001; provided, however, except as provided in Section 6.2 hereof, this Lease shall not terminate until all costs and expenses due from the Lessee are paid in full.

                  (c) The Agency shall not take nor permit any action, other than pursuant to Article VI of this Lease, to prevent the Lessee during the term of the Lease from having quiet and peaceable possession of the Project or which will otherwise adversely affect the rights or estate of the Lessee hereunder, except upon the written consent of the Lessee.

            3.3 Rent.

                  (a) The Lessee shall pay basic rent to the Agency in the amount of $1000.00 on November 1 of each year throughout the term of this Lease commencing November 1, 1991.

                  (b) In addition to the payments of rent pursuant to Section 3.3(a), the Lessee shall pay directly to the Agency as additional rent, within ten (10) days of the receipt of demand therefor, an amount equal to the sum of the expenses of the Agency and the members thereof incurred (i) by reason of the Agency's ownership of the Project or (ii) in connection with the carrying out of the Agency's duties and obligations under this Lease, the payment of which is not otherwise provided for under this Lease. The foregoing shall not be deemed to include any annual or continuing administrative or management fee beyond any initial administrative fee or fee for services rendered by the Agency.

                  (c) The Lessee, under the provisions of this Section 3.3, agrees to make the above-mentioned payments in immediately available funds and without any further notice in lawful money of the United States of America.

                                   ARTICLE IV

                             COVENANTS OF THE LESSEE

            4.1 Maintenance and Operation. The Lessee shall not abandon the project or cause or permit any waste to the Improvements. During the term of the Lease, except as otherwise provided in this Section 4.1, the Lessee shall not remove any part of the Project outside the jurisdiction of the Agency and shall maintain and operate the Project and make all necessary repairs to the Improvements and the Equipment and replacements to the Project. In any instance where the Lessee determines that any item of Equipment has become inadequate, obsolete, worn out, unsuitable, undesirable or unnecessary, the Lessee may remove such items from the Project and may sell, trade-in, exchange or otherwise dispose of the same, as a whole or as part, free from any lien of this Lease. The Agency shall execute and deliver at the Lessee's expense, to the Lessee all instruments necessary to enable the Lessee to dispose of any such item of Equipment. The Lessee shall not take any action or fail to take any action which would cause the Project not to constitute a "project" for purposes of the Enabling Act.

            With the written consent of the Agency, which shall not be unreasonably withheld, the Lessee may from time to time make structural additions, modifications and improvements to the Project which it deems desirable, all of which shall become a part of the Project (but in no way an obligation or expense of the Agency).

            4.2 Installation of Additional Equipment. The Lessee may install on the Land equipment or other personal property and, except for the Equipment described on Exhibit B, such equipment or other personal property shall not become a part of the Project. Therefore, the Lessee from time to time may remove or permit the removal of such equipment or other personal property from the Project and may create or permit to be created any Lien thereon; provided, any removal of such equipment or other personal property shall not adversely affect the structural integrity of the Improvements or impair the overall operating efficiency of the Project for the purposes for which it is intended.

            4.3 Taxes and Special Assessments.


                  (a) The Lessee agrees to pay, as the same respectively become due, (i) all taxes and governmental charges of any kind which may at any time be lawfully assessed or levied against or with respect to the Project and any Equipment or other property installed as part of the Project, including, without limitation, any sales or use taxes imposed with respect to the Project or any part or component thereof or the rental or sale of the Project or any part thereof, unless a valid exemption from such taxes or governmental charges is available, (ii) all utility and other charges incurred or imposed with respect to the Project or any aspect thereof, and (iii) all assessments and charges of any kind lawfully imposed by any governmental body.

                  (b) The Lessee may in good faith contest any such taxes, assessments and other charges, so long as the overall operating efficiency of the Project for the purposes for which it is intended is not impaired. In the event of any such contest, the Lessee may permit the taxes, assessments or other charges so contested to remain unpaid during the period of such contest and any appeal therefrom; provided, however, (i) neither the Project nor any part thereof or interest therein would be in any immediate danger of being sold, forfeited or lost by reason of such proceedings and (ii) the Lessee shall have set aside on its books adequate reserves with respect thereto.

                  (c) Under the provisions of the Act, the Agency is required to pay no real property taxes upon any of the property acquired by it or under its jurisdiction or control or supervision; however, the Agency and the Lessee have entered into the Pilot Agreement, attached hereto as Exhibit D, which provides for certain in-lieu payments.

            4.4 Insurance.

                  (a) At all times throughout the term of this Lease, the Lessee will maintain or cause to be maintained the following insurance coverages:

                      (i) All-risk property insurance; and

                     (ii) Insurance protecting the Lessee and the Agency against loss or losses from liabilities imposed by law or assumed in any written contract (including the contractual liability assumed by the Lessee under Section 4.8 hereof) and arising from personal injury and death or damage to the property of others caused by any accident or occurrence, with limits of not less than $500,000 per accident or occurrence on account of personal injury and property damage and an excess liability policy in an amount not less than $5,000,000, naming the Agency as an additional insured party.

                  (b) All policies evidencing the insurance required by Section 4.4(a)(ii) hereof shall provide for (i) payment of the losses to the Lessee and the Agency as their respective interests may appear, and (ii) at least thirty
(30) days'
written notice in accordance with Section 8.1 of this Lease of the proposed non-renewal, cancellation, reduction of benefits or material change in coverage thereof to the Lessee and the Agency. Prior to the expiration of any policy of insurance, the Lessee shall furnish to the Agency evidence that the policy has been renewed or replaced or is no longer required by this Lease.

                  (c) The Net Proceeds of the insurance required by Section 4.4(a) (ii), shall be applied toward extinguishment or satisfaction of the liability with respect to which such insurance is written.

            4.5 Corporate Existence. During the term of this Lease, the Lessee will maintain its existence and will not dissolve, liquidate or otherwise dispose of all or substantially all of its assets.

            4.6 Right of Agency to Pay Lessee Obligations. If the Lessee fails to pay any tax, assessment or charge required to be paid by Section 4.3 unless contested in good faith in accordance with Section 4.3 or to maintain any insurance required to be maintained by Section 4.4, the Agency may pay or cause to be paid such item or items after giving notice to the Lessee of an intention to pay such item or items. The Lessee shall reimburse the Agency for any amount paid under this Section, together with interest thereon from the date of payment at a per annum rate equal to twelve percent (12%).

            4.7 Payment of Agency's Fee and Expenses. The Lessee will pay the Agency's standard administration fee and all reasonable legal fees and costs, including, without limitation, any costs related to any transfer of the Project, incurred by the Agency in connection with this Lease.

            4.8 Indemnity Against Claims.

                  (a) The Lessee releases the Agency from, agrees that the Agency shall not be liable for, and indemnities and holds harmless the Agency and its officers, members, agents and employees, past, present and future, from, any and all loss, damage, liability, claim, expense (including reasonable costs and attorneys' fees) for any injury or death to persons, any loss or damage to property or any other loss, claim or damage related to or affected by the Project, or arising or resulting, directly or indirectly, from acts or omissions of any Person arising out of the Improvements, the Equipment or the acquisition by the Agency of title to the Project or any other aspect of the Project, excepting from the foregoing only such loss or liability as may be caused by the gross negligence or willful misconduct of the Agency and its officers, members, agents or employees. If any claim is asserted against the Agency, the Agency will give prompt notice to the Lessee and the Lessee will assume the defense thereof, with full power to litigate, compromise or settle the same in its sole discretion; provided, however, the failure to give such notice shall not relieve the Lessee of its liability under this Section unless Lessee is not otherwise aware of such claim and the Agency's failure to give notice to Lessee adversely and materially affects Lessee.

                  (b) Notwithstanding any other provisions of this Lease, the obligations assumed by the Lessee pursuant to this Section 4.8 shall remain in full force and effect after the termination of this Lease until the expiration of the period stated in the applicable statute of limitations during which a claim, cause of action or prosecution relating to the matters herein described may be brought, the payment in full or the satisfaction of such claim, cause of action or prosecution and the payment of all expenses and charges incurred by the Agency or its officers, members, employees or agents, relating to the enforcement of the provisions herein specified.

            4.9 Limitation of Liability of the Agency. The liability of the Agency to the Lessee under this Lease shall be enforceable only out of the Agency's interest under this Lease and in the Project, and there shall be no other recourse against the Agency, its officers, members, agents and employees, past, present or future, or other property now or hereafter owned by it or them.

            4.10 Discharge of Liens. If any Lien other than the Permitted Encumbrances is asserted against the Project or the Agency's or the Lessee's interest therein, the Lessee will cause each such Lien to be fully discharged and released within thirty (30) days after its assertion; provided, however, the Lessee may contest any such Lien in good faith. If any such Lien shall be reduced to final judgment, and such judgment or other process issued for the enforcement thereof is not promptly stayed, or if so stayed and said stay thereafter expires, the Lessee shall forthwith pay and discharge said judgment.

            4.11 Certificate of No Default. Within ninety (90) days after the close of each fiscal year of the Lessee during the term of this Lease, the Lessee shall furnish to the Agency a certificate stating (i) no Event of Default under this Lease has occurred and is continuing, and (ii) no event has occurred which with the giving of notice or lapse of time or both would constitute an Event of Default, or if both of such statements are not correct, the details with respect to the event or occurrence.

            4.12 Subordination. This Lease is hereby made subject, subordinate and junior in right to the lien of the Mortgage, and to any extensions, modifications or substitutions of same.

                                    ARTICLE V

                         DAMAGE TO AND STATUS OF PROJECT

            5.1 Damage, Destruction and Condemnation.


                  (a) If, prior to payment of all rent provided for in Section 3.3, (i) the Project or any portion thereof shall have been destroyed (in whole or in part) or damaged by fire or other casualty, or (ii) title to, or the temporary use of the Project or any portion thereof shall have been taken under the exercise of the power of eminent domain by a Person acting under governmental authority, the Lessee may, within thirty (30) days after the occurrence, terminate this Lease upon notice to the Agency or continue the Lease in effect. In no event shall the Agency have any liability or duty to rebuild or restore the Project.

                  (b) The Lessee shall have the right to settle and adjust all claims under any policies of insurance or in condemnation on behalf of the Agency and itself. The proceeds of any condemnation award shall be paid to the Lessee.

            5.2 No Warranty by Agency. THE AGENCY MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO THE CONDITION, TITLE, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS OF THE PROJECT, OR THAT THE PROJECT IS OR WILL BE SUITABLE FOR THE LESSEE'S PURPOSES OR NEEDS.

            5.3 Inspection. The Agency and its agents shall have the right at all reasonable times to inspect the Project.

            5.4 Information. The Lessee agrees to provide promptly such information concerning the Lessee, its finances and the Project as the Agency may reasonably request. All financial information furnished to the Agency shall be kept confidential and not disclosed by the Agency except as required by law.

            5.5 Identification of Equipment. All Equipment shall be properly identified by the Lessee by appropriate records.

            5.6 Depreciation. The parties agree that, as between them, the Lessee shall be entitled to all depreciation or recovery deductions with respect to any depreciable property in the Project.

            5.7 Restriction on Sale and Encumbrance of Project. Except as otherwise specifically provided in this Article V, Article VI and Article VII, the Agency shall not sell, convey, transfer or encumber the Project or any rights under this Lease without the prior written consent of the Lessee other than Permitted Encumbrances.

            5.8 No Assignment or Sublease. The Lessee shall not assign this Lease in whole or in part and shall not sublease all or any portion of the Project.

            5.9 Merger of Agency.


                  (a) Nothing contained in this Lease shall prevent the consolidation of the Agency with, the merger of the Agency into or the transfer of title to the Project as an entirety to any other public benefit corporation or political subdivision which has the legal authority to own and lease the Project, provided that upon any such consolidation, merger or transfer, the due and punctual performance and observance of all the agreements and conditions of this Lease to be kept and performed by the Agency shall be expressly assumed in writing by the public benefit corporation or political subdivision resulting from such consolidation, surviving such merger or to which the Project shall be transferred.

                  (b) Within thirty (30) days after the consummation of any such consolidation, merger or transfer of title, the Agency shall give notice thereof in reasonable detail to the Lessee. The Agency promptly shall furnish such additional information with respect to any such transaction as the Lessee may reasonably request.

            5.10 Waiver of Real Property Law Section 227. The Lessee hereby waives the provisions of Section 227 of the Real Property Law of the State or any laws of like import now or hereafter in effect.

                                   ARTICLE VI

                         EVENTS OF DEFAULT AND REMEDIES

            6.1 Events of Default Defined. Any one or more of the following event shall be "Events of Default" under this Lease:

                  (a) Failure by the Lessee to pay or cause to be paid the rent required to be paid under Section 3.3 hereof when due.

                  (b) Failure by the Lessee to pay or cause to be paid when due the amounts required under the Pilot Agreement.

                  (c) Failure by the Lessee to observe and perform any covenant, condition or agreement in this Lease on its part to be observed or performed, other than referred to in Section 6.1(a) or 6.1(b) for a period of thirty (30) days after written notice, specifying such failure or breach and requesting that it be remedied, has been given to the Lessee by the Agency.

            The provisions of this Section 6.1(c) are subject to the following limitations: If by reason of force majeure the Lessee is unable in whole or in part to carry out the agreements on its part herein contained, other than the obligations on the part of the Lessee contained in Article III and Sections 4.4,
4.8 and 5.1 hereof, the Lessee shall not be deemed in default during the continuance of such inability. The term "force majeure" as used herein shall mean any of the following: acts of God; strikes, lockouts or other industrial disturbances; acts of public enemies; orders of any kind of the government of the United States or of the State or any of their departments, agencies or officials, or any civil or military authority; insurrections; riots; epidemics; landslides; lightning; earthquake; fire; tornadoes; storms; floods, washouts; drought; restraint of government; civil disturbances; explosions; partial or entire failure of utilities or other suppliers of energy; or any other similar cause or event not reasonably within the control of the Lessee. The Lessee agrees, however, that after the occurrence of an event of force majeure it will take such steps as may thereafter be within its reasonable control to mitigate the cause or causes preventing the Lessee from carrying out its obligations under this Lease; provided, that the settlement of strikes, lockouts and other industrial disturbances shall be entirely within the discretion of the Lessee and that the Lessee shall not be required to make settlement of strikes, lockouts and other industrial disturbances by acceding to the demands of the opposing party or parties when such course is in the judgment of the Lessee unfavorable to the Lessee.

                  (d) The Lessee shall (i) apply for or consent to the appointment of or the taking of possession by a receiver, custodian, trustee or liquidator of itself or of any of its assets, (ii) admit in writing its inability, or be generally unable, to pay its debts as such debts become due,
(iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the federal Bankruptcy Code (as now or hereafter in effect), (v) file a petition or other request seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, or (vi) take any corporate action for the purpose of effecting any of the foregoing.

                  (e) A proceeding or case shall be commenced, without the application or consent of the Lessee, in any court of competent jurisdiction, seeking (i) liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, dissolution, winding-up, or relief as a debtor, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Lessee or of any of its assets, or (iii) similar relief under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) days.

                  (f) If any certificate, statement, representation, warranty or financial statement furnished by or on behalf of the Lessee shall prove to have been false or misleading in any material respect at the time as of which the facts therein set forth were made, or to have omitted any substantial or unliquidated liability or claim against the Lessee.

                  (g) The occurrence and continuation of an Event of Default under the Mortgage.

                  (h) Noncompliance by Lessee of any provision of the

Environmental Compliance Agreement or receipt by the Agency of any notice pursuant to Section III(f) of the Environmental Compliance Agreement.

            6.2 Remedy on Default. Upon the occurrence and during the continuation of an Event of Default, the Agency may, at its option, convey by deed and bill of sale the Project to the Lessee, and such conveyance shall be in accordance with Section 7.4 hereof.

            6.3 No Remedy Exclusive. No course of dealing and no delay or omission by the Agency in exercising any right or remedy hereunder shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any right or remedy. The Agency may remedy any default by the Lessee hereunder or with respect to any other Person in any reasonable manner without waiving the default remedied by the Lessee. All rights and remedies of the Agency hereunder are cumulative.

            6.4 Agreement to Pay Attorneys' Fees and Expenses. In the event the Agency employs attorneys or incurs other expenses for the collection of the sums payable under this Lease, the enforcement of performance or observance of any obligation or agreement of the Lessee or in connection with any matter arising out of or related to the transactions contemplated by this Lease, the Lessee will, on demand therefor, pay to the Agency the reasonable fees and expenses of such attorneys and such other expenses so incurred.

                                   ARTICLE VII

            TERMINATION OF THIS LEASE; OPTION IN FAVOR OF THE LESSEE

            7.1 Early Termination. The Lessee shall have the option on any date before, during and after the occurrence of an Event of Default to terminate this Lease (i) upon filing with the Agency a certificate signed by an Authorized Representative of the Lessee advising of the Lessee's election and the date upon which the payments pursuant to Section 7.2 shall be made; and (ii) upon compliance with the provisions of Section 7.2.

            The Lessee shall have the further option to terminate this Lease with respect to all or any portion of the Equipment (i) upon filing with the Agency a certificate signed by an Authorized Representative advising the Agency of such termination, together with a bill of sale from the Agency to the Lessee or a third party with respect to the Equipment.

            7.2 Conditions to Early Termination. In the event of any early termination of this Lease, the Lessee shall pay to the Agency an amount certified by the Agency sufficient to pay all unpaid fees and expenses of the Agency incurred under this Lease.

            7.3 Obligation to Purchase Facility. Upon termination of the Lease term, the Agency shall have the obligation to sell the Project to Lessee, and the Lessee shall have the obligation to purchase the Project from the Agency for the purchase price of One Dollar ($1.00). The Lessee shall purchase the Project by giving written notice to the Agency (which may be contained in the certificate referred to in Section 7.1) fixing the date of closing such purchase, which shall be on or about the date on which this Lease is to be terminated. This Lease shall thereupon terminate, with the exception of Section 4.8, which shall survive any termination hereof.

            7.4 Conveyance on Purchase. At the closing of the purchase of the Project pursuant to Section 7.3 hereof, the Agency shall, upon receipt of the purchase price, deliver all necessary documents (a) to convey to the Lessee title to the Project being purchased, as the Project exists, subject only to the following: (i) any Liens to which title was subject when conveyed to the Agency,
(ii) any Liens created at the request of the Lessee, to the creation of which the Lessee consented or in the creation of which the Lessee acquiesced, (iii) any Permitted Encumbrances, and (iv) any Liens resulting from the failure of the Lessee to perform or observe any of its agreements contained in this Lease or arising out of an Event of Default; (b) to release and convey to the Lessee all of the Agency's rights and interest in and to any rights of action (other than under Section 4.8) or any Net Proceeds of insurance or condemnation awards with respect to the Project; and (c) to discharge and release any security interest or lien of any nature held by the Bank.

            7.5 Expenses. Any and all costs, expenses, taxes and charges of any kind related to any transaction pursuant to this Article VIII shall be for the account of the Lessee.

                                  ARTICLE VIII

                                  MISCELLANEOUS

            8.1 Notices. All notices, certificates and other communications hereunder shall be in writing and shall be sufficiently given and shall be deemed given, if by delivery, when delivered and, if delivered by mail, on the second day following the day on which mailed by certified mail, postage prepaid, addressed as follows:

            To the Agency:    County of Chautauqua Industrial Development
                                 Agency
                              200 Harrison Street
                              Jamestown, New York 14701

                              Attention: Administrative Director

            To the Lessee:    Special Metals Corporation
                              Middle Settlement Road
                              New Hartford, New York 13413


                              Attention: Robert F. Dropkin
                              Vice President, Secretary &
                              Chief Legal Counsel

            With a copy to:   Credit Lyonnais New York Branch
                              95 Wall Street
                              New York, New York  10005
                              Attention:  European Corporate Group.

            Any of the persons mentioned above to whom notice may be given may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates and other communications shall be sent.

            8.2 Binding Effect. This Lease shall inure to the benefit of and shall be binding upon the Agency and its successors and assigns and upon the Lessee and its successors, subject, however, to the limitation contained in
Section 4.5.

            8.3 Severability. In the event any provision of this Lease shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

            8.4 Execution of Counterparts. This Lease may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

            8.5 Net Lease. It is the intention of the parties hereto that this Lease be a "net lease," and this Lease shall be construed to effect such intent.

            8.6 Applicable Law. This Lease shall be governed and construed under the internal laws of the State without regard to principles of conflicts of law.

            8.7 Headings for Convenience Only. The descriptive headings in this Lease are inserted for convenience only and shall not control or affect the meaning or construction of any provisions hereof.

            IN WITNESS WHEREOF, the Agency and the Lessee have caused this Lease to be executed by their duly authorized officers, all as of the date first above written.

                              COUNTY OF CHAUTAUQUA INDUSTRIAL
                                DEVELOPMENT AGENCY


                              By_____________________________________


                              SPECIAL METALS CORPORATION



                              By_____________________________________

                                   EXHIBIT C

                              DEFINITIONS (Section 1.2)

        Act means, collectively, the Enabling Act and Chapter 71 of the 1972 Laws of the State, as amended.

        Agency means County of Chautauqua Industrial Development Agency, a corporate governmental agency constituting a body corporate and politic and a public benefit corporation of the State organized under the laws of the State, and its successors and assigns and any resulting or surviving public benefit corporation or political subdivision.

        Authorized Representative means the person or persons at the time designated to act on behalf of the Agency or the Lessee, as the case may be, by written certificate furnished to the Agency or the Lessee, as the case may be, containing the specimen signature of each such person.

        Bank means Credit Lyonnais New York Branch as collateral agent and mortgagee under the Mortgage.

        Closing Date means December 11, 1990.

        Completion Date means the date upon which the Lessee believes that the Project will be substantially completed, which the Lessee estimates to be March 31, 1992.

        Counsel means an attorney, or firm of attorneys, admitted to practice before the highest court of any State of the United States of America or the District of Columbia (who may be counsel for the Agency or the Lessee).

        County means Chautauqua County, New York.

        Enabling Act means the New York State Industrial Development Agency Act constituting Article 18-a of the New York General Municipal Law, as amended.

        Environmental Compliance Agreement means that environmental compliance and indemnification agreement dated as of November 1, 1990 executed by the Lessee in favor of the Agency related to the Project, as the same may be amended and supplemented from time to time.

        Equipment means the equipment listed on Exhibit B hereof.

        Event of Default (collectively, Events of Default) means any of the events or conditions so designated in Section 6.1 of the Lease.

        Improvements means the buildings, fixtures and improvements acquired or to be acquired, renovated or to be renovated, or constructed or to be constructed on the Land.

        Inducement Date means September 25, 1990.

        Land means the real estate leased pursuant to the Lease, more particularly described on Exhibit A.

        Lease means the lease agreement by and between the Agency and the Lessee, as the same may be amended and supplemented from time to time.

        Lessee means Special Metals Corporation, a corporation duly organized and existing under the laws of the State of Delaware.

        Lien means any interest in personal or real property securing an obligation owed to a Person whether such interest is based on the common law, statute or contract. The term "Lien" includes reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other similar title exceptions and encumbrances affecting real property.

        Mortgage means the Mortgage dated as of November _, 1990 among the Agency and Lessee, as mortgagors, and Credit Lyonnais New York Branch as Agent, as mortgagee.

        Net Proceeds means the amount of the gross proceeds with respect to which that term is used as remain after payment of all expenses, costs and taxes (including attorneys' fees) incurred in obtaining such gross proceeds.

        Permitted Encumbrances means (i) Liens described in the title insurance policy referred to in Section 2.2 of the Lease, (ii) the Lease, (iii) utility, access and other easements and rights of way, restrictions and exceptions that do not materially impair the utility or the value of the property affected thereby for the purposes for which it is intended, (iv) mechanics', materialmen's, warehousemen's, carriers' and other similar Liens to the extent permitted by the Lease, (v) Liens for taxes at the time not delinquent, and (vi) the Mortgage and Liens to which the Lessee and the Bank have given their written consent.

        Person means an individual, partnership, corporation, association, joint venture, trust or unincorporated organization, and a government or governmental agency or political subdivision thereof.

        Pilot Agreement means a payment-in-lieu of taxes agreement between the Agency and the Lessee regarding the payment by such Lessee of certain amounts in-lieu-of real property taxes on the Project and attached as Exhibit D to the Lease.

        Plans and Specifications means the plans and specifications for the Project (including cost estimates) prepared by the Lessee and approved by the Bank.

        Project means the Land, the Improvements and Equipment leased to the Lessee under the Lease and located at Willowbrook Avenue, Dunkirk, New York 14048.

        Public Purpose means the State's objective to create industrial development agencies for the benefit of the several counties, cities, villages and towns in the State and to empower such agencies, among other things, to acquire, construct, reconstruct, lease, improve, maintain, equip and sell land and any building or other improvement, and all real and personal properties, including, but not limited to, machinery and equipment deemed necessary in connection therewith, whether or not now in existence or under construction, which shall be suitable for manufacturing, warehousing, research, commercial, recreation or industrial facilities, including industrial pollution control facilities, in order to advance job opportunities, health, general prosperity and the economic welfare of the people of the State.

        SEQR Act means the State Environmental Quality Review Act constituting Article 8 of the New York Environmental Conservation Law and the regulations thereunder.

        State means the State of New York.

        The words "hereof," "herein," "hereto," "hereby" and "hereunder" when used in the Lease shall refer to that Lease.

        Every "request," "order," "demand," "application," "direction," "appointment," "notice," "statement," "certificate," "consent" or similar action hereunder by the Agency or the Lessee shall, unless the form thereof is specifically provided, be in writing signed by the Chairman, Vice-Chairman, Treasurer, Assistant Treasurer, Secretary, Assistant Secretary or Executive Director of the Agency, the President, any Vice-President or general partner of the Lessee or the Authorized Representative of any of them.